EXHIBIT 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We  hereby  consent  to the  incorporation  by  reference  in  the  registration statements of Integrated Systems, Inc. on Form S-8 relating to the 1983 Incentive Stock Option Plan, 1988 Stock Option Plan, 1990 Employee Stock Purchase Plan and the 1994 Directors Stock Option Plan of our reports dated November 17, 1995, on our audits of the financial statements of Doctor Design, Inc. as of and for the years ended June 30, 1995 and 1994, which reports are included in the Form 8-K of Integrated Systems, Inc. dated February 5, 1996.




/s/ McGladrey & Pullen, LLP


San Diego, California
February 5, 1996